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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 No. 333-12879) and related Prospectus of American Shared Hospital Services for the registration of 2,679,047 shares of its common stock and to the incorporation by reference therein of our report dated February 20, 1996, except for Note 16, as to which the date is March 8, 1996, with respect to the consolidated financial statements and schedule of American Shared Hospital Services included in its Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.


                                            ERNST & YOUNG, LLP


October 14, 1996

Walnut Creek, California